EXHIBIT 32

CERTIFICATIONS REQUIRED BY RULE 13a-14(b) TO BE FURNISHED BUT NOT FILED

               Certifications Pursuant to 18 U.S.C. Section 1350,
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with the Quarterly Report of Infocrossing, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Zach Lonstein and William J. McHale, Chairman and Chief Executive Officer and Senior Vice President of Finance, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



 /s/ ZACH LONSTEIN                        /s/ WILLIAM J. McHALE
------------------------------------     ---------------------------------------
Zach Lonstein                            William J. McHale
Chairman and Chief Executive Officer     SVP - Finance and Chief Financial
                                             Officer
May 10, 2006                             May 10, 2006